UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 17, 2016
Date of Report
(Date of earliest event reported)

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AMAZON.COM, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-22513	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 Terry Avenue North, Seattle, Washington 98109-5210
(Address of principal executive offices, including Zip Code)
(206) 266-1000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 20, 2016, Amazon.com, Inc. (the “Company”), Bank of America, N.A., as administrative agent, and the lenders party thereto entered into a credit agreement (the “Credit Agreement”). The Credit Agreement replaces the prior credit agreement entered into by the Company on September 5, 2014. The Credit Agreement provides the Company with an unsecured revolving credit facility with a borrowing capacity of up to $3.0 billion. The term of the Credit Agreement is three years, but it may be extended for up to three additional one-year terms if approved by the lenders.
The initial interest rate applicable to outstanding balances under the Credit Agreement is the London interbank offered rate (“LIBOR”) plus 0.60%, with a commitment fee of 0.05% on the undrawn portion of the credit facility under our current credit ratings. If the Company’s credit ratings are downgraded these could increase to as much as LIBOR plus 1.00% and up to 0.09%, respectively.
Borrowings under the Credit Agreement may be used for working capital, capital expenditures, acquisitions, and other corporate purposes. The Company currently has no borrowings outstanding under the Credit Agreement, but expects to borrow under the Credit Agreement from time-to-time in the ordinary course of business.
The Credit Agreement contains customary representations and warranties, covenants, and events of default, but does not contain financial covenants. Upon an event of default that is not cured within applicable grace periods or waived, any unpaid amounts under the Credit Agreement may be declared immediately due and payable and the commitments may be terminated.
The financial institutions party to the Credit Agreement and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates were party to the credit agreement entered into by the Company on September 5, 2014 and/or have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 17, 2016, the Company held its Annual Meeting of Shareholders.
The following nominees were elected as directors, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	382,871,972	5,221,735	1,100,798	44,900,513
Tom A. Alberg	383,873,410	5,105,592	215,503	44,900,513
John Seely Brown	385,945,979	3,000,239	248,287	44,900,513
William B. Gordon	385,090,966	2,991,022	1,112,517	44,900,513
Jamie S. Gorelick	386,070,140	2,325,693	798,672	44,900,513
Judith A. McGrath	386,792,330	1,123,013	1,279,162	44,900,513
Jonathan J. Rubinstein	386,756,723	1,140,213	1,297,569	44,900,513
Thomas O. Ryder	362,163,415	26,787,921	243,169	44,900,513
Patricia Q. Stonesifer	384,950,299	4,009,503	234,703	44,900,513
Wendell P. Weeks	379,489,593	9,441,631	263,281	44,900,513
The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2016 was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
431,357,047	2,400,951	337,020	—

A shareholder proposal regarding sustainability reporting was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
96,132,642	256,261,535	36,800,328	44,900,513
A shareholder proposal regarding a report concerning human rights was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
90,731,976	269,502,736	28,959,793	44,900,513
A shareholder proposal regarding a report concerning corporate political contributions was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
19,960,228	343,013,509	26,220,768	44,900,513

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: May 20, 2016

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